EXHIBIT 4.1

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE, dated as of May 29, 2025 (this “Supplemental Indenture”), by and among Landsea Homes Corporation, a Delaware corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, that certain Indenture, dated as of April 1, 2024, among the Issuer, the guarantors party thereto and the Trustee, as supplemented by the First Supplemental Indenture, dated as of April 1, 2024, by Antares Acquisition, LLC, and the Second Supplemental Indenture, dated as of May 21, 2025, by Landsea Development Texas LLC (the “Indenture”), provided for the issuance of the Issuer’s 8.875% Senior Notes due 2029 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides, inter alia, that, in certain circumstances, the Issuer, the Guarantors and the Trustee may amend the Indenture and the Notes with the written consent of the holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Notes) (the “Requisite Consents”);

WHEREAS, the Issuer has entered into the Agreement and Plan of Merger, dated as of May 12, 2025 (the “Merger Agreement”), by and among the Issuer, Lido Holdco, Inc. and Lido Merger Sub, Inc. (“Merger Sub”);

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, Merger Sub has distributed an Offer to Purchase and Consent Solicitation Statement, dated May 13, 2025 (the “Statement”), to the holders of the Notes in connection with the offer to purchase for cash any and all of the outstanding Notes, and the concurrent solicitation of such holders’ consents, voting as a single class (the “Consents”) to certain proposed amendments to the Indenture as further described in the Statement (the “Proposed Amendments”);

WHEREAS, the holders of approximately 97.95% in principal amount of the Notes outstanding (excluding any Notes owned by the Issuer or its affiliates) have validly tendered Consents and not validly withdrawn their Consents to the adoption of all of the Proposed Amendments effected by this Supplemental Indenture in accordance with the provisions of the Indenture, and evidence of such consents has been provided by the Issuer to the Trustee;

WHEREAS, the board of directors of the Issuer and the authorizing body of each Guarantor has approved the Proposed Amendments and execution of this Supplemental Indenture;

WHEREAS, the Issuer and the Guarantors, having received the Requisite Consents from the holders of the outstanding Notes, pursuant to Section 9.02 of the Indenture, desire to amend the Indenture and the Notes to effect the Proposed Amendments;

WHEREAS, in accordance with Sections 7.02, 9.05, 11.04 and 11.05 of the Indenture, the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel with respect to this Supplemental Indenture on the date hereof; and

WHEREAS, pursuant to Sections 9.02 and 9.05 of the Indenture, together with receipt of the Requisite Consents, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to effect the Proposed Amendments, the parties mutually covenant and agree as follows:

ARTICLE I
Defined Terms

Section 1.1 Capitalized Terms. Capitalized terms used herein without being defined herein shall have the meanings assigned to them in the Indenture.

Section 1.2 Certain Definitions. Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to the amendments set forth under this Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all textual references in the Indenture and the Notes exclusively relating to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety.

ARTICLE II
Amendments to the Indenture and the Notes

Pursuant to Section 9.02 of the Indenture, the Issuer, the Guarantors and the Trustee (in the case of the Trustee, acting in reliance upon the instructions and directions of the Holders of the Requisite Consents obtained pursuant to the Statement) hereby agree to amend or supplement certain provisions of the Indenture, as follows:

Section 2.1 Amendments to Article IV—Covenants

(a)       Section 4.02 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.02. [Reserved].”

(b)       Section 4.03 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.03. [Reserved].”

(c)       Section 4.04 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.04. [Reserved].”

(d)       Section 4.05 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.05. [Reserved].”

(e)       Section 4.06 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.06. [Reserved].”

(f)       Section 4.07 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.07. [Reserved].”

(g)       Section 4.08 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.08. [Reserved].”

(h)       Section 4.10 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.10. [Reserved].”

(i)       Section 4.11 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.11. [Reserved].”

(j)       Section 4.12 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.12. [Reserved].”

(k)       Section 4.13 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.13. [Reserved].”

(l)       Section 4.14 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.14. [Reserved].”

(m)       Section 4.15 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“SECTION 4.15. [Reserved].”

Section 2.2 Amendments to Article V—Successor Company

(a)       The proviso to clause (1) of Section 5.01(a) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“[Reserved];”

(b)       Clause (2) of Section 5.01(a) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(2) [Reserved];”

(c)       Clause (3) of Section 5.01(a) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(3) [Reserved];”

(d)       Clause (2) of Section 5.01(b) of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(2) [Reserved];”

Section 2.3 Amendments to Article VI—Defaults and Remedies

(a)       Clause (3) of Section 6.01 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(3) [Reserved];”

(b)       Clause (4) of Section 6.01 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(4) [Reserved];”

(c)       Clause (5) of Section 6.01 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(5) [Reserved];”

(d)       Clause (6) of Section 6.01 of the Indenture is hereby deleted and amended and restated to read in its entirety as set forth below:

“(6) [Reserved];”

ARTICLE III
Effectiveness

Section 3.1 Effectiveness. This Supplemental Indenture shall become a binding agreement between the parties hereto and effective when executed by the parties hereto. Notwithstanding the foregoing sentence, the amendments to the Indenture set forth in Article II herein shall become operative only at the time and date at which the Notes representing the Requisite Consents that are validly tendered (and not validly withdrawn at or prior to the Withdrawal Deadline (as defined in the Statement)) are accepted for purchase by Merger Sub pursuant to, and subject to the terms and conditions set forth in, the Statement. The Issuer shall notify the Trustee in writing (which may be via email) promptly after the occurrence of such acceptance for purchase or promptly after Merger Sub has publicly stated that such acceptance for purchase will not occur.

ARTICLE IV
Miscellaneous

Section 4.1 Notes; Corresponding Amendments. Amendments to the Indenture pursuant to this Supplemental Indenture shall also apply to the Notes. Pursuant to Section 13 of each Global Note, with effect on and from the date hereof, each Global Note shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Note consistent with the terms of the Indenture, as amended by this Supplemental Indenture (including, for the avoidance of doubt, Section 3.1 hereof).

Section 4.2 Incorporation. All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture, and the Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 4.3 Third Parties. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 4.4 Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

Section 4.5 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or other electronic format (e.g., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (e.g., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes.

Section 4.6 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.7 Trustee Makes No Representation. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 4.8 Successors. All agreements of the Issuer in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 4.9 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.10 Ratification of Indenture; Supplemental Indenture; Part of Indenture. Except as expressly amended hereby, the Indenture, as amended by this Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

ISSUER

LANDSEA HOMES CORPORATION

By:	/s/ Chris Porter
Name:	Chris Porter
Title:	Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

GUARANTORS

LANDSEA HOMES US CORPORATION, a Delaware corporation

LANDSEA HOMES- WAB 2 LLC, a Delaware limited liability company

GARRETT WALKER HOMES, LLC, an Arizona limited liability company

AV1, LLC, an Arizona limited liability company

GWH NCC, LLC, an Arizona limited liability company

GWH MOUNTAIN VIEWS, LLC, an Arizona limited liability company

BETHANY RANCH, LLC, an Arizona limited liability company

GWH GRAND VILLAGE, LLC, an Arizona limited liability company

GWH NCC-71, LLC, an Arizona limited liability company

GWH PARK FOREST, LLC, an Arizona limited liability company

GWH WEST POINTE ESTATES, LLC, an Arizona limited liability company

GWH WEST POINTE VILLAGE, LLC, an Arizona limited liability company

GWH TRENTON PARK, LLC, an Arizona limited liability company

GWH SUNDANCE, LLC, an Arizona limited liability company

GWH NORTHERN FARMS, LLC, an Arizona limited liability company

GWH NCC 13 & 14, LLC, an Arizona limited liability company

ACOMA COURT, LLC, an Arizona limited liability company

Pinnacle West Homes M72 LLC, an Arizona limited liability company

GWH SUNSET FARMS, LLC, an Arizona limited liability company

GWH NCC 9 & 11, LLC, an Arizona limited liability company

GWH SUNRISE, LLC, an Arizona limited liability company

PINNACLE WEST HOMES CENTERRA LLC, an Arizona limited liability company

PINNACLE WEST HOMES DESTINY LLC, an Arizona limited liability company

LS-VERRADO VICTORY DUPLEX LLC, a Delaware limited liability company

LS-EASTMARK V LLC, a Delaware limited liability company

LS-VEH COUNTRY CLUB LAKES LLC, a Delaware limited liability company

LS-VEH EAGLE CREST LLC, a Florida limited liability company

LS-VEH GEORGIANA RESERVE LLC, a Delaware limited liability company

LS-VEH ST. JOHN’S LLC, a Delaware limited liability company

LS-VEH HALIFAX ESTATE LLC, a Delaware limited liability company

LS-VEH HALIFAX BULOW LLC, a Delaware limited liability company

LS-VEH LAKE HELEN LLC, a Delaware limited liability company

LS-VEH REDTAIL LLC, a Delaware limited liability company

LS-VEH LLC, a Delaware limited liability company

LS-VEH 2 LLC, a Delaware limited liability company

LS-VEH TX LLC, a Delaware limited liability company

LS-VEH TX 2 LLC, a Delaware limited liability company

LS-VEH JUNCTION LLC, a Delaware limited liability company

By:	/s/ Chris Porter
Name:	Christopher Porter
Title:	Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

LS-FL COURTYARDS AT WATERSTONE LLC, a Delaware limited liability company

LANDSEA HOMES- WAB LLC, a Delaware limited liability company

LS MANAGER VALE LLC, a Delaware limited liability company

LS-SUNNYVALE LLC, a California limited liability company

THE VALE PA-1 OWNER, LLC, a Delaware limited liability company

THE VALE PA-2 OWNER, LLC, a Delaware limited liability company

THE VALE PA-3 OWNER, LLC, a Delaware limited liability company

LS-MILPITAS LLC, a Delaware limited liability company

LS-LIDO LLC, a Delaware limited liability company

LS-NEWARK LLC, a Delaware limited liability company

LS-CHANDLER LLC, a Delaware limited liability company

LS-CHATSWORTH LLC, a Delaware limited liability company

LS-ONTARIO II LLC, a Delaware limited liability company

LS-ONTARIO LLC, a Delaware limited liability company

PINNACLE WEST HOMES E92 LLC, an Arizona limited liability company

LS-EASTMARK LLC, a Delaware limited liability company

LS-TRACY LLC, a Delaware limited liability company

LS-GOODYEAR LLC, a Delaware limited liability company

LS-ANAHEIM LLC, a Delaware limited liability company

LS-925 WOLFE LLC, a Delaware limited liability company

LS-BENTRIDGE LLC, a Delaware limited liability company

LS-51 PEORIA LLC, a Delaware limited liability company

MERCEDES PREMIER HOMES, LLC, a Florida limited liability company

MERCEDES PREMIER HOMES JACKSONVILLE LLC, a Florida limited liability company

MERCEDES PREMIER HOMES MELBOURNE LLC, a Florida limited liability company

VINTAGE ESTATE HOMES LLC, a Florida limited liability company

VINTAGE ESTATE HOMES OF TEXAS LLC, a Florida limited liability company

MERCEDES PREMIER REALTY, LLC, a Florida limited liability company

COUNTRY CLUB LAKES DEVELOPERS, LLC, a Florida limited liability company

HERITAGE POINT COMMUNITY DEVELOPERS LLC, a Florida limited liability company

THOUSAND OAKS DEVELOPMENT, LLC, a Florida limited liability company

GEORGIANA COMMUNITY DEVELOPERS LLC, a Florida limited liability company

THE JUNCTION COMMUNITY DEVELOPERS LLC, a Florida limited liability company

LANDSEA URBAN LLC, a Delaware limited liability company

LANDSEA CONSTRUCTION INC., a Delaware corporation

LANDSEA CONSTRUCTION LLC, a California limited liability company

LANDSEA CONSTRUCTION ARIZONA INC., a Delaware corporation

By:	/s/ Chris Porter
Name:	Christopher Porter
Title:	Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

LANDSEA REAL ESTATE INC., a California corporation

LANDSEA REAL ESTATE, NEW JERSEY, L.L.C., a Delaware limited liability company

LANDSEA REAL ESTATE CALIFORNIA, INC., a California corporation

LANDSEA REAL ESTATE ARIZONA INC., a Delaware corporation

LANDSEA HOMES OF CALIFORNIA LLC, a Delaware limited liability company

LS-SANTA CLARA LLC, a Delaware limited liability company

LS-DANVILLE LLC, a Delaware limited liability company

LS-WALNUT CREEK LLC, a California limited liability company

LS-SF JORDAN RANCH LLC, a California limited liability company

LS-NOVATO LLC, a Delaware limited liability company

LS-WILDER LLC, a Delaware limited liability company

LS-ALAMEDA MARINA LLC, a Delaware limited liability company

LS-SAN JUAN LLC, a Delaware limited liability company

LS-PLACENTIA LLC, a Delaware limited liability company

LS-FONTANA LLC, a Delaware limited liability company

LS-LA SIMI MEZZ LLC, a Delaware limited liability company

LS-LA SIMI LLC, a California limited liability company

LS-OC PORTOLA LLC, a California limited liability company

PORTOLA PA-1 MEZZ OWNER LLC, a Delaware limited liability company

PORTOLA PA-1 OWNER, LLC, a Delaware limited liability company

PORTOLA PA-3 MEZZ OWNER LLC, a Delaware limited liability company

PORTOLA PA-3 OWNER, LLC, a Delaware limited liability company

PORTOLA PA-4 MEZZ OWNER LLC, a Delaware limited liability company

PORTOLA PA-4 OWNER, LLC, a Delaware limited liability company

PORTOLA PA-5 MEZZ OWNER LLC, a Delaware limited liability company

PORTOLA PA-5 OWNER, LLC, a Delaware limited liability company

PORTOLA PA-5B MEZZ OWNER LLC, a Delaware limited liability company

PORTOLA PA-5B OWNER, LLC, a Delaware limited liability company

LANDSEA HOMES OF TEXAS LLC, a Delaware limited liability company

LANDSEA HOMES OF FLORIDA LLC, a Delaware limited liability company

LANDSEA HOMES OF ARIZONA LLC, a Delaware limited liability company

LS-NORTH PHOENIX LLC, a Delaware limited liability company

LS-QUEEN CREEK LLC, a Delaware limited liability company

LS-QUEEN CREEK II LLC, a Delaware limited liability company

LS-VERRADO MARKETSIDE LLC, a Delaware limited liability company

LS-CITRUS PARK LLC, a Delaware limited liability company

By:	/s/ Chris Porter
Name:	Christopher Porter
Title:	Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

GWH HOLDINGS, LLC, an Arizona limited liability company

LANDSEA DEVELOPMENT ARIZONA LLC, an Arizona limited liability company

JJAZ CONSTRUCTION, LLC, an Arizona limited liability company

GW SALES, LLC, an Arizona limited liability company

54 WINDSOR, LLC, an Arizona limited liability company

ALICE PARK, LLC, an Arizona limited liability company

SUMMERS PLACE AT BASELINE, LLC, an Arizona limited liability company

THE GROVE AT BASELINE, LLC, an Arizona limited liability company

THE RIDGE, LLC, an Arizona limited liability company

TOWNLEY PARK, LLC, an Arizona limited liability company

SFGW, LLC, an Arizona limited liability company

OLIVE PARK, LLC, an Arizona limited liability company

PARADISE 21, LLC, an Arizona limited liability company

SGCR, LLC, an Arizona limited liability company

SMGWH, LLC, an Arizona limited liability company

CDR11, LLC, an Arizona limited liability company

GRAND MANOR, LLC, an Arizona limited liability company

GWH CANTADA, LLC, an Arizona limited liability company

HEARN MANOR, LLC, an Arizona limited liability company

HNM, LLC, an Arizona limited liability company

PINNACLE WEST HOMES HOLDING LLC, a Delaware limited liability company

A & J COMPANIES, LLC, an Arizona limited liability company

PINNACLE WEST HOMES AND DEVELOPMENT, LLC, an Arizona limited liability company

PINNACLE WEST HOMES ALAMAR LLC, an Arizona limited liability company

PINNACLE WEST HOMES ENCANTA LLC, an Arizona limited liability company

PINNACLE WEST HOMES HIGHLANDS LLC, an Arizona limited liability company

PINNACLE WEST HOMES E-69 LLC, an Arizona limited liability company

PINNACLE WEST HOMES E70 LLC, an Arizona limited liability company

PINNACLE WEST HOMES M71 LLC, an Arizona limited liability company

PINNACLE WEST HOMES E44, LLC, an Arizona limited liability company

PINNACLE WEST HOMES V117, LLC, an Arizona limited liability company

PINNACLE WEST HOMES E48 LLC, an Arizona limited liability company

By:	/s/ Chris Porter
Name:	Christopher Porter
Title:	Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

HANOVER FAMILY BUILDERS, LLC, a Florida limited liability company

HFB ARDMORE PHASE III, LLC, a Florida limited liability company

HFB CELERY AVENUE, LLC, a Florida limited liability company

HFB CYPRESS HAMMOCK, LLC, a Florida limited liability company

HFB CYPRESS OAKS, LLC, a Florida limited liability company

HFB ORCHID TERRACE, LLC, a Florida limited liability company

HFB PRESERVATION POINTE LLC, a Florida limited liability company

HFB RIDGEVIEW LLC, a Florida limited liability company

HFB SKY VENTURES, LLC, a Florida limited liability company

HFB FIRST PLACE, LLC, a Florida limited liability company

HFB SUNRISE, LLC, a Florida limited liability company

HFB GREENFIELD, LLC, a Florida limited liability company

HFB HORSE CREEK, LLC, a Florida limited liability company

HFB TRINITY LAKES, LLC, a Florida limited liability company

HFB WILLIAMS PRESERVE, LLC, a Florida limited liability company

HFB LAKES, LLC, a Florida limited liability company

HFB WIREGRASS PARTNER, LLC, a Florida limited liability company

PSH PARTNERSHIP, LLC, a Florida limited liability company

WILLIAMS PRESERVE PHASE III, LLC, a Florida limited liability company

HFB BERESFORD WOODS, LLC, a Florida limited liability company

HFB KENTUCKY SQUARE, LLC, a Florida limited liability company

HFB HAMMOCK RESERVE, LLC, a Florida limited liability company

THOMPSON ROAD, LLC, a Florida limited liability company

HFB Marion Ridge, LLC, a Florida limited liability company

HFB Trinity Place, LLC, a Florida limited liability company

Hanover Sunrise Ridge, LLC, a Florida limited liability company

LS-14 AVE MEMBER LLC, a Delaware limited liability company

LS-14 AVE JV LLC, a Delaware limited liability company

LS-14 AVE MEZZ LLC, a Delaware limited liability company

LS-14 AVE LLC, a Delaware limited liability company

LS-Anthem LLC, a Delaware limited liability company

VE Homes, LLC, a Florida limited liability company

LS-LCF CA, LLC, a Delaware limited liability company

LANDSEA TITLE LLC, a Delaware limited liability company

HFB STOREY CREEK, LLC, a Delaware limited liability company

LS-SAN TAN GATEWAY LLC, a Delaware limited liability company

LANDSEA HOMEs of colorado LLC, a Delaware limited liability company

LANDSEA Insurance AGENCY LLC, a Delaware limited liability company

ANTARES ACQUISITION, LLC, a Texas limited liability company

LANDSEA DEVELOPMENT TEXAS LLC, a Delaware limited liability company

By:	/s/ Chris Porter
Name:	Christopher Porter
Title:	Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

TRUSTEE

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Bradley E. Scarborough
Name:	Bradley E. Scarborough
Title:	Vice President

[Signature Page to Third Supplemental Indenture]